iGObanking.com®, a division of Flushing Savings Bank, Reached the $200 Million Milestone in Total Deposits

LAKE SUCCESS, N.Y., December 4, 2008 (GLOBE NEWSWIRE) – Flushing Financial Corporation (NASDAQ-GS: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the “Bank”) announced today that their internet banking division, “iGObanking.com®”, has reached $200MM in total deposits as of December 2008. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer.

iGObanking.com® was launched with the branding of “Real Simple. Real Smart” and a top-of-the-market iGOsavings account rate with No Fees and No Minimums, as well as highly-competitive rates on Certificates of Deposit with terms ranging from 6-months to 5-years. In 2008, iGObanking augmented its product line with IRAs, Interest Checking and CDARS®. As evidenced by receiving deposits from all 50 states and Puerto Rico, iGObanking.com enables the Bank to operate outside of its geographic footprint.

John R. Buran stated: “We are very pleased to have reached another significant milestone. By achieving this goal of $200 million in deposits, we believe our brand is appealing to a wide range of customer segments from across the country. We expect iGObanking.com to continue to be a significant, additional funding source for the Bank as it outperforms the goals set forth in our business plan. During these uncertain economic times, iGObanking.com presents customers with an opportunity to maximize their earnings in a safe and secure banking environment.”

For more information, or to open an iGObanking.com account, visit www.iGObanking.com or call 1-888-432-5890. Deposits are FDIC insured up to the maximum allowable limits. iGObanking.com® - “Real Simple. Real Smart”

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

CONTACT: Flushing Financial Corporation

Maria A. Grasso,

Executive Vice President &

Chief Operating Officer

718-961-5400